UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 22, 2005


                         RIO VISTA ENERGY PARTNERS L.P.
             (Exact name of registrant as specified in its charter)


               Delaware             000-50394          20-0153267
               (State of           (Commission        (IRS Employer
               Organization)       File Number)       Identification No.)

               820 Gessner Road, Suite 1285
               Houston, Texas                                 77024
               (Address of principal executive offices)      (Zip Code)


                                 (713) 467-8235
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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5.02.     DEPARTURE OF  DIRECTORS  OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

     On June 22, 2005, Rio Vista GP LLC, the general partner ("General Partner") of Rio Vista Energy Partners L.P. ("Rio Vista"), received written communication from Richard Shore, Jr., President, Chief Executive Officer and member of the Board of Managers of the General Partner, regarding his resignation from all such positions effective immediately. A copy of Mr. Shore's resignation notice is attached as Exhibit 17.1 hereto. Rio Vista believes that Mr. Shore's resignation was prompted by differences over management style, including procedures for communications between management and the Board of Managers.

     On June 23, 2005, the Board of Managers of the General Partner appointed Charles C. Handly as President and Chief Executive Officer of the General Partner. From September 2004 until June 2005, Mr. Handly served as Rio Vista's Executive Vice President and Chief Operating Officer. From July 2003 until September 2004, Mr. Handly served as Secretary of the General Partner. From May 2003 until June 2005, Mr. Handly also served as Executive Vice President and Chief Operating Officer of Rio Vista's affiliate, Penn Octane Corporation ("Penn Octane"). From August 2002 through April 2003, Mr. Handly served as Vice
President of Penn Octane. From August 2000 through July 2002, Mr. Handly provided consulting services to Penn Octane. Mr. Handly also previously served as a director of Penn Octane from August 2000 until August 2002 and from July 2003 through July 2004. Mr. Handly retired from Exxon Corporation (now Exxon Mobil Corporation) on February 1, 2000 after 38 years of service. From 1997 until January 2000, Mr. Handly was Business Development Coordinator for gas liquids in Exxon's Natural Gas Department. From 1987 until 1997, Mr. Handly was supply coordinator for two Exxon refineries and 57 gas plants in Exxon's Supply Department.

8.01.  OTHER EVENTS.

     In response to Rio Vista's anticipated cash operating shortfalls during the summer months of 2005 in connection with the new agreement entered into by Rio Vista for sales of liquefied petroleum gas ("LPG") to P.M.I. Trading Limited ("PMI") for the period June 4, 2005 through March 31, 2006, Rio Vista has taken certain actions. On June 28, 2005, Rio Vista issued a press release concerning such actions, a copy of which is attached hereto as Exhibit 99.1. Among the actions recently taken, Charles C. Handly was appointed as President and Chief Executive Officer to replace the outgoing Richard Shore, Jr. Mr. Handly is expected to provide the requisite leadership as Rio Vista attempts to further reduce costs, raise additional debt and/or equity capital and explore alternatives regarding a possible sale of assets of Rio Vista. Rio Vista is continuing to seek further reductions in operating costs and to restructure other current obligations to the extent possible. Rio Vista is also actively pursuing discussions regarding a possible sale of all or a portion its LPG assets. There can be no assurance, however, that such cost reduction measures will be adequate or that such a sale of assets can be completed on terms satisfactory to Rio Vista, if at all. Rio Vista undertakes no obligation to update the information in this report regarding cost reductions or discussions for a possible sale of assets, including any termination of such discussions. Further information regarding risks facing Rio Vista may be



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found  in  its  Form 8-K as filed on June 9, 2005, its Form 10-Q as filed on May
20, 2005, its Form 10-K as filed on April 13, 2005 and Form 10 as filed on September 16, 2004.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits

             17.1     Notice of Resignation of Richard Shore, Jr.
             99.1     Press Release


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RIO VISTA ENERGY PARTNERS L.P.

                              By:  Rio Vista GP LLC, its
                                   General Partner

                                   By:   /s/ Ian T. Bothwell
                                      ----------------------------------------
                                   Name:   Ian T. Bothwell
                                   Title:  Vice President,
                                           Chief Financial Officer, Treasurer,
                                           and Assistant Secretary, (Principal
                                           Financial and Accounting Officer)


Date:  June 28, 2005


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                                  EXHIBIT INDEX


Exhibit No.  Description                                     Page No.
-----------  -----------                                     --------
   17.1      Notice of Resignation of Richard Shore, Jr.         6
   99.1      Press Release                                       7


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